                                                                   EXHIBIT 99(d)

                            SOLICITATION OF PROXIES
                 FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS OF

                                   PACIFICORP

                         FROM THE HOLDERS OF RECORD OF

                                  CUSIP
   Series                        Number
   ------                      -----------
  Serial Preferred Stock
    4.52% Series...............695114-20-7.
    4.56% Series.............. 695114-30-6
    4.72% Series.............. 695114-40-5
    5.00% Series.............. 695114-60-3
    5.40% Series.............. 695114-70-2
    6.00% Series.............. 695114-80-1
    7.004% Series............. 695114-88-4
  No Par Serial Preferred
   Stock
    $7.48 Series.............. 695114-65-2
    $7.70 Series.............. 695114-67-8
    $1.16 Series.............. 695114-73-6
    $1.18 Series.............. 695114-74-4
    $1.28 Series.............. 695114-75-1
  5% Preferred Stock.......... 695114-50-4

                                                                     May 6, 1999

   To Our Clients:

     As an owner of shares of one or more of the issues of preferred stock of PacifiCorp, an Oregon corporation ("PacifiCorp"), specified above (collectively, the "Preferred Stock"), enclosed for your consideration is the Proxy Statement/Prospectus, dated May 6, 1999 (the "Proxy Statement"). PacifiCorp is soliciting proxies in connection with the 1999 annual meeting of shareholders (including any adjournments thereof, the "Annual Meeting") to, among other things:

    (i) consider and vote upon a proposal to approve alternate forms of an agreement and loan of merger (the "Merger Agreement") among PacifiCorp, Scottish Power plc and other (the "Merger Proposal"), with PacifiCorp continuing as a subsidiary in the ScottishPower group, and

    (ii) obtain the consent of a majority of the voting power of the Preferred Stock, voting together as a single class, to an increase of $5 billion in the amount of unsecured indebtedness permitted under PacifiCorp's Third Restated Articles of Incorporation (the "Unsecured Debt Consent").

     PacifiCorp's Board of Directors recommends voting in favor of the Merger Proposal and the Unsecured Debt Consent.

     If, but only if, the Merger Proposal is approved at the Annual Meeting and all regulatory approvals specified in the Merger Agreement have been obtained, PacifiCorp will make a special cash payment in the amount of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 Series of No Par Serial Preferred Stock (collectively, the "$25 Preferred Stock")) to each holder of record of Preferred Stock as of the close of business on April 30, 1999 (the "Record Date") that voted "FOR" the Merger Proposal.

     In addition, if, but only if, the Unsecured Debt Consent is approved at the Annual Meeting, PacifiCorp will make a special cash payment in the amount of $1.00 per share ($0.25 per share for the $25 Preferred Stock) to each holder of record of Preferred Stock on the Record Date that voted "FOR" the Unsecured Debt Consent.

     These special cash payments will be paid out of PacifiCorp's general funds. Payments with respect to the Merger Proposal will be made promptly after receipt of the last regulatory approval for the Merger but prior to the completion of the Merger while payments with respect to the Unsecured Debt Consent will be made promptly after the Annual Meeting. However, no accrued interest will be paid on the special cash payments regardless of any delay in making payments.

     WE ARE THE HOLDER OF RECORD OF SHARES OF PREFERRED STOCK HELD FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A VOTE OF SUCH SHARES CAN BE MADE ONLY BY YOU AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ANY PROXY FURNISHED TO YOU IS SOLELY FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO VOTE SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to vote any or all of the shares of Preferred Stock held by us for your account, upon the terms and subject to the conditions set forth in the Proxy Statement. An envelope to return your instructions to us is enclosed.

     PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

     The Annual Meeting is scheduled to be held on June 17, 1999, at 1:30 p.m., local time, at the Salt Lake City Hilton Hotel, 150 West 300 South, Salt Lake City, Utah. Your instructions to us should be forwarded to us in ample time to permit us to submit a proxy on your behalf by the date of the Annual Meeting. If you would like to revoke your proxy, you may do so, until the matters to be considered are voted on at the Annual Meeting.

     If you wish to have us vote any or all of your shares of Preferred Stock held by us for your account upon the terms and subject to the conditions set forth in the Proxy Statement, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. If you authorize the voting of your shares of Preferred Stock, all such shares will be voted unless otherwise specified on the detachable part hereof.

     In addition, if you own 2,500 or fewer shares of Preferred Stock of any series (unless such Preferred Stock is the $25 Preferred Stock, in which case 10,000 or fewer shares of $25 Preferred Stock of any series) and wish to designate a Soliciting Dealer (as referred to below) other than ourselves in connection with the Merger Proposal and the Unsecured Debt Consent, please so instruct us on the applicable portion of the instruction form.

     A "Soliciting Dealer" shall include: (a) any broker in securities, including each of the Co-Solicitation Agents in its capacity as a dealer or broker, that is a member in good standing of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (b) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Conduct Rules in making solicitations, or (c) any bank or trust company.

     No solicitation fee, other than solicitation fees payable to the Co-Solicitation Agents as described in the Proxy Statement, is payable to a Soliciting Dealer with respect to a vote "FOR" the Merger Proposal or the Unsecured Debt Consent unless the applicable Form of Proxy or Proxy Card-Preferred Stock designates such Soliciting Dealers. No solicitation fee is payable to a Soliciting Dealer in respect of shares of Preferred Stock registered in the name of the Soliciting Dealer unless the shares of Preferred Stock are held by the Soliciting Dealer as nominee and a vote is being made, or a proxy in respect thereof is being granted, with respect to the shares of one or more beneficial owners identified on the applicable Form of Proxy. No solicitation fee is payable to a Soliciting Dealer if the Soliciting Dealer is required for any reason to transfer any portion of the fee to a beneficial holder. No solicitation fee will be paid to a Soliciting Dealer with respect to shares of Preferred Stock held for its own account or shares beneficially owned by the Soliciting Dealer. No broker, dealer, commercial bank, trust company or other nominee is an agent of PacifiCorp, the Information Agent or the Co-Solicitation Agents (each as defined in the Proxy Statement) for purposes of this solicitation.

                          INSTRUCTIONS WITH RESPECT TO
                      THE PROXY SOLICITATION BY PACIFICORP

     The undersigned acknowledges receipt of your letter and the Proxy Statement/Prospectus, dated May 6, 1999 (the "Proxy Statement"), with respect to a solicitation of proxies by PacifiCorp, an Oregon corporation ("PacifiCorp"), for the 1999 annual meeting of shareholders of PacifiCorp (including any adjournments thereof, the "Annual Meeting") to (i) consider and vote upon a proposal to approve alternate forms of an agreement and plan of merger (the "Merger Agreement") among PacifiCorp, Scottish Power plc and others (the "Merger Proposal"), (ii) elect two Class III directors of PacifiCorp, each to serve for a term of three years, and until their successors are duly elected and qualified, (iii) act on the proposed ratification of the appointment of Deloitte & Touche LLP to serve as independent auditor of PacifiCorp for the year 1999 and
(iv) obtain the consent of a majority of the voting power of the three classes of PacifiCorp preferred stock (the "Preferred Stock"), voting together as a single class, to an increase of $5 billion in the amount of unsecured indebtedness permitted under PacifiCorp's Third Restated Articles of Incorporation (the "Unsecured Debt Consent").

     You are instructed to vote as designated hereunder all shares that the undersigned is entitled to vote at the Annual Meeting in respect of the following items:

1.  Proposal to approve, as alternatives:

     (1) The Agreement and Plan of Merger, dated as of December 6, 1998, by and among Scottish Power plc, NA General Partnership and PacifiCorp, as amended; and
     (2) The Amended and Restated and Plan of Merger, dated as of February 23, 1999, by and among New Scottish Power plc, Scottish Power plc, NA General Partnership and PacifiCorp.

[_] FOR                [_] AGAINST                  [_] ABSTAIN

2.  Election of two Directors in Class III


[_] FOR                [_] WITHHOLD                 [_] FOR ALL EXCEPT

     Nominees:  Class III--Nancy Wilgenbusch and Peter I. Wold

(To withhold your vote for a particular nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above)

3.  Approval of Deloitte & Touche LLP as independent auditor

[_] FOR                [_] AGAINST                  [_] ABSTAIN

4. Consent, under Article III, Section 18(b) of the Articles, to the issuance by PacifiCorp from time-to-time of up to $5 billion of unsecured notes, debentures or other securities representing unsecured indebtedness, in addition to the amount of unsecured indebtedness otherwise permitted thereunder.

[_] FOR                [_] AGAINST                  [_] ABSTAIN

     If, but only if, the Merger Proposal is approved at the Annual Meeting and all regulatory approvals specified in the Merger Agreement have been obtained, PacifiCorp will pay to the Soliciting Dealer designated below, if any, a solicitation fee of $1.00 per share ($0.25 per share for the $1.16, $1.18 and $1.28 Series of No Par Serial Preferred Stock (the "$25 Preferred Stock")) for each share of Preferred Stock that is voted "FOR" the Merger Proposal by a beneficial owner holding 2,500 or fewer shares of Preferred Stock of any series (unless such Preferred Stock is the $25 Preferred Stock, in which case 10,000 or fewer shares of $25 Preferred Stock of any series).

     If, but only if, the Unsecured Debt Consent is approved at the Annual Meeting, PacifiCorp will pay to the Soliciting Dealer designated below, if any, a solicitation fee of $1.00 per share ($0.25 per share for the $25 Preferred Stock) for each share of Preferred Stock that is voted "FOR" the Unsecured Debt Consent by a beneficial owner holding 2,500 or fewer shares of Preferred Stock of any series (unless such Preferred Stock is the $25 Preferred Stock, in which case 10,000 or fewer shares of $25 Preferred Stock of any series).

     The below signed beneficial owner of 2,500 or fewer shares of Preferred Stock of any series (unless such Preferred Stock is the $25 Preferred Stock, in which case 10,000 or fewer shares of $25 Preferred Stock of any series) represents that the Soliciting Dealer specified below (if different than ourselves) solicited and obtained this vote "FOR" the Merger Proposal and/or "FOR" the Unsecured Debt Consent.

Name of Firm: ___________________________________________________________

Name of Broker or Financial Consultant:__________________________________

Telephone Number of Broker
or Financial Consultant:_________________________________________________

Identification Number (if known):________________________________________

Address (include zip code):______________________________________________



                                                  SIGN HERE


                                      ___________________________________
                                                  Signature(s):

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